Exhibit 4.1

INCORPORATED PURSUANT TO THE LAWS OF DELAWARE

, 202__

SHARES OF COMMON STOCK

________		_______________

SILVACO GROUP, INC.

[TRANSFER SUBJECT TO RESTRICTIONS LEGENDED ON THE REVERSE OF THIS CERTIFICATE]

This certifies that _________________ is the owner of __________ shares of Common Stock of

SILVACO GROUP, INC.

transferable only on the books of the company by the holders hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed.

In Witness Whereof, the duly authorized officers of this company have hereunder subscribed their names and caused the corporate seal to be hereto affixed on this , 202___.

SECRETARY		CHIEF EXECUTIVE OFFICER

[THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.]

For Value Received, the undersigned hereby sells, assigns and transfers unto                                            Shares of Common Stock represented by the within certificate, and does hereby irrevocably constitute and appoint                                                  to transfer the said Shares of Common Stock on the books of the within named Company with full power of substitution in the premises.

Dated

In presence of

Witness	Registered Holder

Notice: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.